UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 29, 2012
ATLANTIC RESOURCES INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
591 Camino de la Riena, Suite 802, San Diego, California		92108
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(619) 688-6505
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On March 29, 2012, our board of directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary Patriot Minefinders Inc., a Nevada corporation, to effect a name change from Atlantic Resources Inc. to Patriot Minefinders Inc.  Patriot Minefinders Inc. was formed solely for the change of name.

In addition to the name change, our board of directors approved to effect a 24 new for one (1) old forward stock split of our authorized and issued and outstanding shares of common stock.  Upon effect of the forward stock split, our authorized capital will be increased from 70,000,000 to 1,680,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be increased from 4,700,000 to 112,800,000 shares of common stock, all with a par value of $0.001.

These amendments are currently under review with the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC RESOURCES INC.
/s/ John H. Schweitzer
John H. Schweitzer
President and Director

Date:	April 5, 2012